EXHIBIT 16

May 15, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Sunset Island Group
File No. 000-55314

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated March 7, 2017 of Sunset Island Group (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Simon & Edward, LLP